Exhibit (e)

                             Rule 466 Certification

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                                                                     Exhibit (E)

                          CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

      (1) That it previously filed a registration statement on Form F-6 (Registration No. 333-117149), which the Commission declared effective with terms of deposit identical to the terms of this Registration Statement.

      (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                          Citibank, N.A., as Depositary


                                          By: /s/ ST Yang
                                              ----------------------------------
                                          Name:   ST Yang
                                          Title:  Vice President